UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 30, 2013

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 0-49629

DE	33-0933072
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
25242 Arctic Ocean Drive, Lake Forest, CA 92630
(Address of Principal Executive Offices, Including Zip Code)
(949) 399-4500
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Entry Into a Material Definitive Agreement.
On May 30, 2013, Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) and Metropolis Gardens, LLC entered into an Agreement and First Amendment to Lease Agreement (the “Lease Amendment”) pursuant to which the parties agreed to (i) reduce the term of the existing lease agreement for the Company’s facility located in Irvine, California and (ii) reduce the amount of monthly base rent due under the Lease Agreement for the remainder of the amended lease term.
Pursuant to the Lease Amendment, the expiration date of the lease is now January 31, 2014 (from October 31, 2015) and the monthly base rent payable during the remainder of the lease term was reduced by approximately $11,750 per month.
The Lease Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Lease Amendment and the transactions contemplated thereby is qualified in its entirety by reference to Exhibit 10.1.

The Company’s press release, dated June 5, 2013, announcing the signing of the Lease Amendment is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Agreement and First Amendment to Lease, dated May 30, 2013, by and among Quantum Fuel Systems Technologies Worldwide, Inc. and Metropolis Gardens, LLC.
99.1	Press Release dated June 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

June 5, 2013	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement and First Amendment to Lease, dated May 30, 2013, by and among Quantum Fuel Systems Technologies Worldwide, Inc. and Metropolis Gardens, LLC.
99.1	Press Release dated June 5, 2013.

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